UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FactSet Research Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3362547
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: No. 333-4238

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.01 per share, of FactSet Research Systems Inc. (the “Registrant”), as required by this item, is contained under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1 (File No. 333-4238), originally filed with the Securities and Exchange Commission on June 5, 1996, as amended, is herein incorporated by reference.

Item 2.	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.	Restated Certificate of Incorporation *

2.	Amendment to Restated Certificate of Incorporation **

3.	By-laws of FactSet Research Systems Inc. ***

4.	Amended and Restated By-laws of FactSet Research Systems Inc. ****

5.	Form of Common Stock *****

*	Incorporated by reference to exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-4238).
**	Incorporated by reference to exhibit 3.12 to the Company’s annual report on Form 10-K for fiscal year 2001
(File No. 1-11869).
***	Incorporated by reference to exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-4238).
****	Incorporated by reference to exhibit 3 to the Company’s quarterly report on Form 10-Q for the first quarter of fiscal year 2009.
*****	Incorporated by reference to exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-4238).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.

Date: May 24, 2010	/s/ MAURIZIO NICOLELLI
Maurizio Nicolelli
Senior Vice President and Director of Finance (Principal Financial Officer)